                                                                     Exhibit 4.2



--------------------------------------------------------------------------------

                           ORIENT-EXPRESS HOTELS LTD.



                                       and



                               FLEET NATIONAL BANK



                                 as Rights Agent



                                Rights Agreement



                            Dated as of ______, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
Section 1.        Certain Definitions.............................................................................1

Section 2.        Appointment of Rights Agent.....................................................................5

Section 3.        Issue of Right Certificates.....................................................................5

Section 4.        Form of Right Certificates......................................................................6

Section 5.        Countersignature and Registration...............................................................7

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates;
                  Mutilated, Destroyed, Lost or Stolen Right Certificates.........................................8

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights...................................8

Section 8.        Cancellation and Destruction of Right...........................................................9

Section 9.        Reservation and Availability of Preferred Shares...............................................10

Section 10.       Preferred Shares Record Date...................................................................10

Section 11.       Adjustment of Purchase Price, Redemption Price,
                  Number of Shares or Number of Rights...........................................................11

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.....................................18

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................18

Section 14.       Fractional Rights and Fractional Shares........................................................19

Section 15.       Rights of Action...............................................................................20

Section 16.       Agreement of Right Holders.....................................................................21

Section 17.       Right Certificate Holder Not Deemed a Shareholder..............................................21

Section 18.       Concerning the Rights Agent....................................................................21



                                                                                                               PAGE
                                                                                                               ----
Section 19.       Merger or Consolidation or Change of Name of Rights Agent......................................22

Section 20.       Duties of Rights Agent.........................................................................22

Section 21.       Change of Rights Agent.........................................................................25

Section 22.       Issuance of New Right Certificates.............................................................25

Section 23.       Redemption.....................................................................................26

Section 24.       Exchange.......................................................................................27

Section 25.       Notice of Certain Events.......................................................................28

Section 26.       Notices........................................................................................29

Section 27.       Supplements and Amendments.....................................................................29

Section 28.       Successors.....................................................................................30

Section 29.       Benefits of this Agreement.....................................................................30

Section 30.       Severability...................................................................................30

Section 31.       Governing Law..................................................................................30

Section 32.       Counterparts...................................................................................30

Section 33.       Descriptive Headings...........................................................................30

Exhibit A  -      Form of Certificate of Designation of Terms of Series A
                  Junior Participating Preferred Shares

Exhibit B  -      Form of Right Certificate


                                RIGHTS AGREEMENT
                                ----------------

         Agreement, dated as of ______________, 2000, between Orient-Express Hotels Ltd., a Bermuda company (the "Company"), and Fleet National Bank, a national banking association (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each common share, par value $0.01 each, of the Company outstanding on ___________, 2000 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each such common share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

         In consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "A Shares" shall mean the Class A Common Shares, par value $0.01 each, of the Company.

                  (b) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of shares carrying 20% or more of the total voting rights which may be cast at any general meeting of the Company, but shall not include the Company, SCL, any Subsidiary (as such term is hereinafter defined) of the Company or SCL or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, (i) no Person shall be or have become an "Acquiring Person" if such Person, together with all Affiliates and Associates of such Person, was on _________, 2000 the Beneficial Owner of shares carrying 20% or more of the total voting rights which may be cast at any general meeting of the Company; PROVIDED, HOWEVER, that if, after notice from the Company of the adoption of this Agreement, such Person becomes the Beneficial Owner of any additional shares entitling the holder thereof to vote at any general meeting of the Company, then such Person shall be deemed an "Acquiring Person", and (ii) no Person shall become an "Acquiring Person" as the result of an acquisition of the Company's shares by the Company or a Subsidiary of the Company which, by reducing the number of shares outstanding, increases the proportionate voting rights of such Person to 20% or more of the total voting rights which may be cast at any general meeting of the Company (or, in the case of a Person referred to in clause (i), more than the percentage that was beneficially owned by such Person at the time such Person received the notice referred to in clause (i)); PROVIDED, HOWEVER, that if a Person becomes the Beneficial Owner of shares carrying 20% or more of the total voting rights which may be cast at any general meeting of the Company (or, in the case of a Person referred to in clause (i), more than the percentage that was beneficially owned by such Person at the time such Person received the notice referred to in clause (i)) by reason of share purchases by the Company or a Subsidiary of the Company and shall, after such share purchases by the Company or a Subsidiary of the Company, become the Beneficial Owner of any additional shares entitling the holder thereof to vote at any general meeting of the Company, then such Person shall be deemed to be an "Acquiring Person."

                  (c) "Adjustment Shares" shall have the meaning set forth in
         Section 11(a)(ii) hereof.

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on ______, 2000.

                  (e) "B Shares" shall mean the Class B Common Shares, par value $0.01 each, of the Company.

                  (f) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any of such Person's
                  Affiliates or Associates beneficially owns, directly or indirectly;

                           (ii) which such Person or any of such Person's
                  Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or
                  indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(f)(ii)(B)) or disposing of any securities of the Company.

                  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                  (g) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the Islands of Bermuda or the State of New York are authorized or obligated by law or executive order to close.

                  (h) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (i) "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or other equity interest) with the greatest voting power per share of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person.

                  (j) "Distribution Date" shall have the meaning set forth in
         Section 3(a) hereof.

                  (k) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  (l) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                  (m) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (n) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Shares, par value $.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation of Terms attached to this Agreement as Exhibit A.

                  (o) "Principal Party" shall mean

                           (i) in the case of any transaction described in
                  clause (a) or (b) of the first sentence of Section 13, the Person that is the issuer of any securities into which Voting Shares of the Company are converted in such merger, amalgamation or consolidation, and if no securities are so issued, the Person that is the other party to such merger, amalgamation or consolidation (including, if applicable, the Company if it is on the surviving corporation); and

                           (ii) in the case of any transaction described in
                  clause (c) of the first sentence of Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

         PROVIDED, HOWEVER, that in any of the foregoing cases, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                  (p) "Purchase Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

                  (q) "Redemption Date" shall have the meaning set forth in
         Section 7(a) hereof.

                  (r) "Redemption Price" shall have the meaning set forth in
         Section 23(b) hereof.

                  (s) "Securities Act" shall mean the United States Securities Act of 1933, as amended.

                  (t) "SCL" shall mean Sea Containers Ltd., a Bermuda company incorporated on June 3, 1974.

                  (u) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (v) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  (w) "Voting Shares" shall mean the A Shares and the B Shares, collectively.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Voting Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon 10 days prior written notice to the Rights Agent. The Rights Agent shall have no liability for or duty to supervise any such co-Rights Agent.

         Section 3.  ISSUE OF RIGHT CERTIFICATES.

                  (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth day (or such later date as may be determined by the Board of Directors of the Company) after the date of the commencement of, or of the first public announcement of the intention of any Person (other than the Company, SCL, any Subsidiary of the Company or SCL, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Voting Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of shares carrying in the aggregate 30% or more of the total voting rights which may be cast at any general meeting of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Voting Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Voting Shares. The Company will give the Rights Agent prompt written notice of the Distribution Date. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, at the Company's expense, send) by first-class, postage-prepaid mail, to each record holder of Voting Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Voting Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) With respect to certificates for Voting Shares outstanding as of the Record Date and thereafter, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Voting Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Voting Shares represented thereby. As soon as practicable after the Distribution Date, and after notifying the Rights Agent that the Company will make the mailing described in this sentence, the Company will send a summary description of the Rights, by first-class, postage-prepaid mail, to each record holder of Voting Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company.

                  (c) Certificates for Voting Shares which have and will become outstanding (including, without limitation, reacquired Voting Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Orient-Express Hotels Ltd. and Fleet National Bank, dated as of ______, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Orient-Express Hotels Ltd. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Orient-Express Hotels Ltd. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to Acquiring Persons (as defined in the Rights Agreement) shall become null and void.

         With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Voting Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Voting Shares represented thereby. In the event that the Company purchases or acquires any Voting Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Voting Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Voting Shares which are no longer outstanding.

         Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in machine printable format and in a form reasonably satisfactory to the Rights Agent, and shall show the date of countersignature by the Rights Agent. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its President, any Vice President or a director of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's common seal or a facsimile thereof, and shall be attested by the Secretary or Assistant Secretary or a second director of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile signature countersigned by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer or director of the Company who shall have signed any of the Right Certificates shall cease to be such officer or director of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer or director of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer or director of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer or director. In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such a signatory.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its shareholder services office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(iii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent or its office in New York, New York, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require. Thereupon the Rights Agent shall countersign and deliver to the person entitled hereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

                  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on ______, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

                  (b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall be $ , shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check, bank draft or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Voting Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements, including determination of exchange ratios, reasonably necessary so that such other securities, cash or other property shall be available for distribution by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF PREFERRED SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         If the Preferred Shares issuable upon the exercise of Rights are to be listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. PREFERRED SHARES RECORD DATE. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, REDEMPTION PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the Redemption Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                           (a) (i) In the event the Company shall at any time
                  after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
                  (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation, amalgamation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                           (ii) Subject to Sections 23(b) and 24 of this Rights
                  Agreement, in the event any Person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided in Section 11(a)(iii) hereof, shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Pre ferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of A Shares (in the case of a Right which prior to the Distribution Date was evidenced by a certificate for A Shares) or B Shares (in the case of a Right which prior to the Distribution Date was evidenced by a certificate for B Shares) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the A Shares or B Shares, as appropriate, (determined pursuant to Section 11(d)) on the date such Person became an Acquiring Person (such number of shares, the "Adjustment Shares").

                           (iii) Notwithstanding the foregoing provisions of
                  subparagraph (ii), from and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate. Where a Right Certificate is to be issued or is delivered to the Rights Agent for transfer to such an Acquiring Person and the Rights Agent has received notice from the Company that the beneficial owner or transferee is an Acquiring Person, that Right Certificate shall be cancelled or shall not be issued. The Rights Agent shall have no liability for refusing to issue or cancelling such Right Certificates.

                           (iv) In the event that there shall not be sufficient
                  A Shares or B Shares issued but not outstanding or authorized but not issued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
                  (ii), the Company shall take all action as may be necessary to authorize additional A Shares or B Shares for issuance upon exercise of the Rights. The Company covenants and agrees to use its best efforts to (A) cause a registration statement under the Securities Act on an appropriate form, with respect to the A Shares and B Shares purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date; (B) qualify or register the A Shares and B Shares purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and (C) list the A Shares and B Shares purchasable upon the exercise of the Rights on each national securities exchange on which the A Shares and B Shares are listed prior to the exercisability of the Rights.

                           (v) In the event that the number of A Shares or B
                  Shares which are authorized for issuance but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall:
                  (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) A Shares or B Shares, as appropriate, or other equity securities of the Company (including, without limitation, preferred shares, or units of preferred shares, which the Board of Directors of the Company has deemed to have the same value as A Shares or B Shares (such preferred shares, "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company with the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; PROVIDED, HOWEVER, that if the Company shall not have made adequate provision to deliver Current Value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of an event des cribed in
                  Section 11(a)(ii) and (y) the date on which the Company's right of redemption pursuant to Section 23 expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, A Shares or B Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional A Shares or B Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the
                  Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action must be taken pursuant to the first and/or second sentences of this Section 11(a)(v), the Company (x) shall provide, subject to Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights to purchase Adjustment Shares which are A Shares and to all outstanding Rights to purchase Adjustment Shares which are B Shares, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the aggregate value thereof. In the event of any such suspension, the Company shall issue a public announcement and simultaneously provide the Rights Agent with written notice stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. For purposes of this
                  Section 11(a)(v), the value of the A Shares and B Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) of an A Share and a B Share on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the A Shares on such date.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent pre ferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, in case no such sale takes place on such day, the average of the high bid and low asked prices in the Nasdaq Stock Market or, if on any such date the Security is not quoted in the Nasdaq Stock Market, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the A Shares or B Shares, as appropriate, as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the A Shares or B Shares, as appropriate, nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                  (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and simultaneously provide the Rights Agent with written notice of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment and shall provide the Rights Agent with prompt written notice of any such election.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

                  (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Voting Shares payable in Voting Shares or (ii) effect a subdivision, combination or consolidation of the Voting Shares (by reclassification or otherwise than by payment of dividends in Voting Shares) into a greater or lesser number of Voting Shares, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Voting Shares outstanding immediately before such event and the denominator of which is the number of Voting Shares outstanding immediately after such event, (ii) each Voting Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Voting Share outstanding immediately prior to such event had issued with respect to it and (iii) the Redemption Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or consolidation shall be adjusted so that the holder of any Right redeemed after such time shall be entitled to receive the aggregate payment which, if such Right had been redeemed immediately prior to such date, he would have received upon such redemption. The adjustments provided for in this
         Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Voting Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent may rely, and shall incur no liability for relying upon, the most recent such certificate which it has received.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. In the event that following the Distribution Date, directly or indirectly, (a) the Company shall consolidate with, amalgamate with or merge with and into, any other Person, (b) any Person shall consolidate or amalgamate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Voting Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Principal Party (including the Company as successor thereto or as the surviving corporation, in which event the term "Common Shares" as used in this Section 13 shall mean A Shares (in the case of a Right which prior to the Distribution Date was evidenced by a certificate for A Shares) and B Shares (in the case of a Right which prior to the Distribution Date was evidenced by a certificate for B Shares)) as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, amalgamation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" herein shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, amalgamation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations, amalgamations or sales or other transfers.

         Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
         Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, in case no such sale takes place on such day, the average of the high bid and low asked prices in the Nasdaq Stock Market or, if on any such date the Rights are not quoted in the Nasdaq Stock Market, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of Preferred Shares upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this
         Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

                  (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Voting Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Voting Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Voting Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or a Principal Party to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Voting Shares;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal offices of the Rights Agent or at its office in New York, New York, duly endorsed or accompanied by a proper instrument of transfer, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require; and

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificates (or, prior to the Distribution Date, the associated Voting Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Voting Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the

Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises and including reasonable counsel fees and expenses.

         The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Voting Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, instructions or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificate shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, any Executive Vice President or Senior Vice President or Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its counter signature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the President, any Executive Vice President or Senior Vice President or Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions of any such officer. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken, and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than two Business Days after the Company receives such application) without the consent of the Company unless prior to taking or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken or omitted.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing the repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit B hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or
         (ii)
         the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and, at the Company's expense, to each transfer agent of the Voting Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Voting Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Voting Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind of class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Voting Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Voting Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23.  REDEMPTION.

                  (a) The Rights may be redeemed by action of the Board of Directors pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.

                  (b) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the 10th day following such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, appropriately adjusted as provided in Section 11(n) to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event described in
         Section 11(a)(ii) until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, A Shares (based on the "current market price," as defined in Section 11(d)(i) hereof, of the A Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                  (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to subsection
         (b), the Company shall give written notice of redemption to the Rights Agent and shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
         Section 24 hereof, and other than in connection with the purchase of Voting Shares prior to the Distribution Date.

         Section 24. EXCHANGE. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(iii) hereof) (i) for A Shares at an exchange ratio of one A Share per Right (in the case of Rights which prior to the Distribution Date were evidenced by certificates for A Shares), and (ii) for B Shares at a ratio of one B Share per Right (in the case of Rights which prior to the Distribution Date were evidenced by certificates for B Shares), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after __________, 2000 (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, SCL, any Subsidiary of the Company or SCL, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Voting Shares for or pursuant to the terms of any such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares carrying 50% or more of the total voting rights which may be cast at any general meeting of the Company.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of A Shares or B Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the A Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(iii) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient A Shares or B Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional A Shares or B Shares for issuance upon exchange of the Rights.

         Section 25.  NOTICE OF CERTAIN EVENTS.

                   (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), or (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation, amalgamation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Voting Shares payable in Voting Shares or to effect a subdivision, combination or consolidation of the Voting Shares (by reclassification or otherwise than by payment of dividends in Voting Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, amalgamation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Voting Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Voting Shares and/or Preferred Shares, whichever shall be the earlier.

                  (b) In case the event set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under
         Section 11(a)(ii) hereof.

         Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Orient-Express Hotels Ltd.
                           41 Cedar Avenue
                           P.O. Box HM 1179
                           Hamilton HM EX, Bermuda

                           Attention:  Secretary

                           with a copy to:

                           Orient-Express Hotels Inc.
                           1155 Avenue of the Americas
                           New York, New York  10036

                           Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Fleet National Bank
                           c/o Boston EquiServe L.P.
                           150 Royall Street
                           Canton, Massachusetts  02021

                           Attention:  Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; PROVIDED, HOWEVER, the Rights Agent shall not be required to consent to any amendment which is adverse to its own interests; and PROVIDED, FURTHER, HOWEVER, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

         Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Voting Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Voting Shares).

         Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Islands of Bermuda and for all purposes shall be governed by and construed in accordance with such laws, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

         Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                              ORIENT-EXPRESS HOTELS LTD.
Attest:


By:   _______________________________         By:   ____________________________
      Name:                                         Name:
      Title:                                        Title:



                                              FLEET NATIONAL BANK
Attest:


By:   _______________________________         By:   ____________________________
      Name:                                         Name:
      Title:                                        Title:

                                                                       EXHIBIT A


                                      FORM

                                       of

                       CERTIFICATE OF DESIGNATION OF TERMS

                                       of

                 SERIES A JUNIOR PARTICIPATING PREFERRED SHARES
                           (Par Value $.01 Per Share)

                                       of

                           ORIENT-EXPRESS HOTELS LTD.

                           (Pursuant to Section 42 of
                       The Companies Act 1981 of Bermuda)

                         ------------------------------


         We, the undersigned, _______________________ and _____________________,
being respectively the __________________ and the Secretary of ORIENT-EXPRESS HOTELS LTD., a company organized and existing under laws of the Islands of Bermuda (hereinafter called the "Company"), DO HEREBY CERTIFY:

         FIRST: That, the Board of Directors of the Company at a meeting thereof held and convened on ___________, at which a quorum was present and acting throughout has duly adopted resolutions providing for the issuance of a series of preferred shares of the Company and that there is set forth below a copy of said resolutions:

                  RESOLVED that the Board of Directors hereby authorizes the issue of a series of preferred shares of the Company and hereby fixes the designation, preferences and the relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

                  1. NUMBER AND DESIGNATION. The number of shares to constitute this series of the total authorized amount of 15,000,000 preferred shares of the Company shall be [300,000] shares and the designation of such shares shall be "Series A Junior Participating Preferred Shares," par value $.01 per share (hereinafter called "this Series"). All shares of this Series shall be identical with each other in all respects.

                  2. DIVIDENDS AND DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of shares of any other series of preferred shares or other class of shares not by its terms ranking on a parity with, or junior to, this Series with respect to dividends, the holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of this Series in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) an amount per share equal to the Formula Number (as hereinafter defined) then in effect times the aggregate per share amount of all cash dividends declared on the A Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of this Series. In addition, if the Company shall pay any dividend or make any distribution on the A Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in A Shares) then, in each such case, the Company shall simultaneously pay or make on each outstanding share of this Series a dividend or distribution in like kind of the Formula Number then in effect times such dividend or distribution on each A Share. As used herein, the "Formula Number" shall be 100; PROVIDED, HOWEVER, that if at any time the Company shall (i) declare or pay any dividend on the Voting Shares payable in Voting Shares or make any distribution on the Voting Shares in Voting Shares, (ii) subdivide (by a stock split or otherwise) the outstanding Voting Shares into a larger number of Voting Shares or (iii) combine (by a reverse stock split or otherwise) the outstanding Voting Shares into a smaller number of Voting Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the aggregate number of Voting Shares that are outstanding immediately after such event and the denominator of which is the aggregate number of Voting Shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER, that if at any time the Company shall issue any shares of its capital stock in a reclassification or change of the outstanding Voting Shares (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), then in each such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

                  (b) The Company shall declare a dividend or distribution on the shares of this Series as provided in paragraph (a) above immediately prior to or at the same time it declares a dividend or distribution on the A Shares (other than a dividend or distribution in A Shares), PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution in A Shares) shall have been declared on the A Shares during the period between any Quarterly Dividend Payment

         Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on this Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the A Shares.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of this Series; PROVIDED, HOWEVER, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of this Series which are originally issued prior to the record date for the first Quarterly Dividend Payment shall be calculated as if cumulative from and after the March 1, June 1, September 1 or December 1, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (d) The holders of the shares of this Series shall not be entitled to receive any dividends or other distributions except as provided herein.

                  3. VOTING RIGHTS. The holders of shares of this Series shall have the following voting rights:

                  (a) Each holder of this Series shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of this Series held of record on each matter on which holders of the Voting Shares generally are entitled to vote, multiplied by the number of votes per share which the holders of the A Shares then have with respect to such matter.

                  (b) Except as otherwise provided herein or by applicable law, the holders of shares of this Series and the holders of Voting Shares shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of shareholders of the Company.

                  (c) Without the consent of the holders of at least two-thirds of the number of shares of this Series at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of this Series shall vote as a separate class, there shall be no:

                           (i) amendment, alteration or repeal of any of the
                  preferences, rights or powers of this Series, as set forth in this Certificate of Designation of Terms; or

                           (ii) authorization or creation of, or increase in the
                  authorized amount of, any shares of any class or any security convertible into shares of any class, ranking prior to this Series.

                  (d) Without the consent of the holders of at least a majority of the number of shares of this Series at the time outstanding, given in person or by proxy, by vote at a meeting called for that purpose at which the holders of this Series shall vote as a separate class, there shall be no:

                           (i) increase in the authorized amount of this Series,
                  or the authorization or creation of, or increase in the authorized amount of, any shares of any class or any security convertible into shares of any class, ranking equal to or on a parity with this Series unless the consolidated amounts available under Bermuda law for payment of dividends during a period of 12 consecutive calendar months out of the immediately preceding 18 calendar months are at least two times the annual pro forma dividend requirements on all shares (including this Series) ranking prior to or on a parity with this Series which would be outstanding thereafter; PROVIDED, HOW EVER, that notwithstanding anything to the contrary contained in this clause, the Company may issue up to 10,000,000 additional shares without any authorization or vote by the holders of this Series if such shares rank on a parity with this Series; or

                           (ii) consolidation or merger of the Company with
                  another corporation, unless the preferences, rights or powers of the shares of this Series outstanding immediately prior to the effective date of the consolidation or merger are not adversely affected.

                  For the purposes hereof, annual dividend requirements of any outstanding shares ranking prior to or on a parity with this Series shall be computed by multi plying the annual dividend requirements of such shares by the ratio that consolidated pre-tax income bears to consolidated net income (after taxes) before deduction of such annual dividend requirements of such shares.

                  (e) Except as provided herein, or by applicable law, holders of this Series shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Voting Shares as set forth herein) for authorizing or taking any corporate action.

                  4. CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on this Series as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series except dividends paid ratably on this Series and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity shares in exchange for shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding
                  up) to this Series; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of this Series, or any shares ranking on a parity with this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under subsection (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  5. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (i) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to this Series unless, prior thereto, the holders of shares of this Series shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $100 per share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Voting Shares, or (ii) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series, except distributions made ratably on this Series and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  6. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Voting Shares are exchanged for or changed into other shares or securities, cash or any other property, then in any such case the then outstanding shares of this Series shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of shares, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Voting Share is exchanged or changed.

                  7. REDEMPTION. The shares of this Series shall not be redeemable.

                  8. RANKING. The shares of this Series shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other preferred shares of the Company issued either before or after the issuance of this Series, unless such other preferred shares shall specifically provide otherwise.

                  9. REACQUIRED SHARES. Any shares of this Series purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by resolution of the Board of Directors of the Company.

                  10.  MISCELLANEOUS.

                  (a)      For the purposes hereof:

                           (i) the term "outstanding," when used in reference to
                  shares, shall mean issued shares, excluding shares held by the Company, SCL or a subsidiary of the Company or SCL;

                           (ii) the term "subsidiary" shall mean any company a
                  majority of whose outstanding voting capital stock (other than directors' qualifying shares), at the time as of which any determination is being made, shall be owned by the parent of such company either directly or through other subsidiaries;

                           (iii) the term "A Shares" shall mean the Class A
                  Common Shares, par value $0.01 each, of the Company;

                           (iv) the term "B Shares" shall mean the Class B
                  Common Shares, par value $0.01 each, of the Company;

                           (v) the term "Voting Shares" shall mean the A Shares
                  and the B Shares, collectively.

                           (vi) the amount of dividends "accrued" on any share
                  of this Series or on any share of the Company of any other series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of this Series or of any such other series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months; and

                           (vii) any series or class of shares of the Company
                  shall be deemed to rank:

                           (A) prior to this Series, whether or not the dividend
                  rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of this Series, if the holders of such series or class shall be entitled to receipt from the Company of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of this Series, as the case may be;

                           (B) on a parity with or equal to this Series, whether
                  or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of this Series, if the holders of such series or class shall be entitled to the receipt from the Company of dividends or of amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such series or class and the holders of this Series; and

                           (C) junior to this Series, whether or not the
                  dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of this Series, if the rights of the holders of such series or class shall be subordinate to the rights of the holders of this Series in respect of the receipt from the Company of dividends and of amounts distributable upon liquidation, dissolution or winding up, including, without limitation, the A Shares and the B Shares.

                  (b) So long as any shares of this Series are outstanding, in the event of any conflict between the provisions of this resolution and the Bye-laws or any other corporate document of the Company (both as presently existing or hereafter amended and supplemented) the provisions of this resolution, as the same may be amended or supplemented pursuant to its provisions, shall be and remain controlling.

                  (c) The holders of the shares of this Series shall have no preemptive rights.

                  (d) All references herein to "$" mean United States dollars.

                  11. SERVICE OF PROCESS. The Company hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, of the United States of America, and to the jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding brought by any holder of shares of this Series, or by his successors or assigns, arising out of, or relating to, the enforcement of any designation, preferences or other special rights set forth in these resolutions. The Company shall irrevocably designate and appoint a corporation, with offices in the State of New York, United States of America (hereinafter called the "Agent For Service"), as its attorney-in-fact, to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, and shall, upon request, furnish any holder of shares of this Series with the name and address of the Agent For Service. The Company hereby agrees that service upon the Agent for Service shall constitute valid service upon the Company or its successors or assigns. The Company agrees that: (a) the sole responsibilities of the Agent For Service shall be (i) to receive such process, (ii) to send a copy of such process so received to the Company, by registered airmail, return receipt requested, at its offices at 41 Cedar Avenue, P.O. Box 1179, Hamilton HM EX, Bermuda, Attention: Secretary, or at the last address filed in writing by the Company with the Agent For Service, and (iii) to give prompt telegraphic notice of receipt thereof to the Company at such address; and (b) the Agent For Service shall have no responsibility for the receipt or nonreceipt by the Company of such process, nor for any performance or nonperformance by the Company, its successors or assigns.

         SECOND: That said determination of the designation, preferences and the relative participating, optional and other special rights and qualifications, limitations and restrictions thereof relating to said Series A Junior Participating Preferred Shares was duly made by the Board of Directors of the Company, in accordance with the provisions of Section 42 of The Companies Act 1981 of Bermuda.


         IN WITNESS WHEREOF, this Certificate of Designation of Terms has been signed by the ____________________ and the Secretary of ORIENT-EXPRESS HOTELS LTD., and said company has caused its corporate seal to be hereunto affixed, all as of the day of , 2000.



                                            ORIENT-EXPRESS HOTELS LTD.



                                            By:_______________________________
                                                  Title:

[Corporate Seal]


Attest:


________________________________
            Secretary

                                                                       EXHIBIT B


                            Form of Right Certificate


Certificate No. R-[A][B]                                          _______ Rights


         NOT EXERCISABLE AFTER ______ __, 2010, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.05 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                                Right Certificate

                           ORIENT-EXPRESS HOTELS LTD.



         This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ______, 2000, (the "Rights Agreement"), between Orient-Express Hotels Ltd., a Bermuda company (the "Company"), and Fleet National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on ______, 2010 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one two-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Shares, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $___ per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ______, 2000, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         PRIOR TO THE DISTRIBUTION DATE (AS DEFINED IN THE RIGHTS AGREEMENT), THE RIGHTS EVIDENCED BY THIS CERTIFICATE WERE EVIDENCED BY ONE OR MORE CERTIFICATES FOR THE CLASS [A][B] COMMON SHARES OF THE COMPANY.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent. This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.05 per Right.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, ____.


ATTEST:                                      ORIENT-EXPRESS HOTELS LTD.


___________________________________          By:________________________________



Countersigned:

FLEET NATIONAL BANK



By: __________________________________
         Authorized Signature

Date:

                    Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT
                               ------------------


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto______________________________________________________________
                  (Please print name and address of transferee)
________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:   ______________________, ____



                                                    ____________________________
                                                              Signature


Signature Guaranteed:

         Signatures must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States).

--------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                    ____________________________
                                                              Signature

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                        (To be executed if holder desires
                       to exercise the Right Certificate.)

To: ORIENT EXPRESS HOTELS LTD.

         The undersigned hereby irrevocably elects to exercise__________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number


________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated:  __________, ___


                                                      __________________________
                                                               Signature

Signature Guaranteed:

                  Signatures must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States).

--------------------------------------------------------------------------------


         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                      __________________________
                                                               Signature


--------------------------------------------------------------------------------


                                     NOTICE
                                     ------


         The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.